Pioneer Power Restructuring Initiative Progressing Ahead of Schedule

Company Confident of At Least $2.5 Million in Annualized Cost Reduction

Fort Lee, NJ, December  23, 2015 / PRNewswire / – Pioneer Power Solutions, Inc. (Nasdaq: PPSI) ("Pioneer" or the "Company"), a company engaged in the manufacture, sale and service of electrical transmission, distribution and on-site power generation equipment, today provided an update on the Company’s restructuring efforts, which are designed to create at least $2.5 million in annualized expense reductions by rationalizing the Company’s infrastructure.

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Low voltage production of the Company’s Bemag division, located in Farnham, Quebec, was successfully relocated to the Company’s facility in Reynosa, Mexico, with a portion of that production also transitioned to a manufacturing partner in India. This project was completed on October 31, 2015, approximately two months ahead of schedule. Total labor savings at Bemag from this relocation, before the expected benefit of lower manufacturing costs in Mexico and India, approximate $1.3 million annually.

•	At the end of November, the Company instituted select staff cuts at each of its U.S. business units, representing expected annual cost savings of approximately $750,000.
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The consolidation of the operations of Pacific Power, acquired in August 2015, into the Company’s existing facility in Southern California, is expected to be completed by January 31, one month behind schedule due to several large, time critical orders which were awarded after the acquisition date.

•	The consolidation of the Titan headquarters’ facility into the Company’s existing Minneapolis location remains on track to be completed during the first week of January 2016.

Nathan Mazurek, Pioneer's Chairman and Chief Executive Officer, said, “Our ongoing efforts to improve operations and reduce fixed expenses is moving forward on budget and ahead of schedule, reinforcing our confidence of better consolidated financial results in 2016 and beyond. We promised our shareholders that we would take decisive action to return the Company to an acceptable level of profitability, and we are delivering on that promise. This effort includes the consolidation of six manufacturing facilities to ultimately three, and rationalizing our Canadian dry-type transformer operations, as well as outsourcing certain lower margin, less value-added activities to lower cost facilities. The most significant portions of these efforts are already completed, and we are highly encouraged with the progress to date.”

“Our India partner has consistently shipped more than $1 million worth of product to us per month since September, helping us to reduce our costs in the most price sensitive product categories we sell,” added Mr. Mazurek. “When our strategy is fully implemented, we expect total annual savings to be in excess of $2.5 million.”

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. manufactures, sells and services a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. The Company's principal products and services include custom-engineered electrical transformers, low and medium voltage switchgear and engine-generator sets and controls, complemented by a national field-service organization to maintain and repair power generation assets. Pioneer is headquartered in Fort Lee, New Jersey and operates from 14 additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales, service and administration. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

Safe Harbor Statement:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company has secured a waiver of defaults under its credit facilities and may not be able to maintain such waiver in effect or otherwise achieve compliance with the terms of its credit facilities, (ii) the Company has been delinquent in payment of its federal payroll tax obligations and may not be successful in its requests for the abatement of penalties and payment of past due amounts over an extended period, (iii) the Company's ability to expand its business through strategic acquisitions, (iv) the Company's ability to integrate acquisitions and related businesses, (v) the fact that many of the Company's competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services, which may make it difficult for the Company to attract and retain customers, (vi) the Company's dependence on Hydro-Quebec Utility Company and Siemens Industry, Inc. for a large portion of its business, and the fact that any change in the level of orders from Hydro-Quebec Utility Company or Siemens Industry, Inc. could have a significant impact on the Company's results of operations, (vii) the potential loss or departure of key personnel, including Nathan J. Mazurek, the Company's Chairman, President and Chief Executive Officer, (viii) the fact that fluctuations between the U.S. dollar and the Canadian dollar will impact the Company's revenues, (ix) the Company's ability to generate internal growth, (x) market acceptance of existing and new products, (xi) the Company's dependence on a distributor agreement with Generac Power Systems through which it derives a significant portion of its revenues, (xii) operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material, labor or overhead cost increases, interest rate risk and commodity risk, (xiii) restrictive loan covenants or the Company's ability to repay or refinance debt under its credit facilities that could limit the Company's future financing options and liquidity position and may limit the Company's ability to grow its business, (xiv) general economic and market conditions in the electrical equipment, power generation, commercial construction, industrial production, oil and gas, marine and infrastructure industries, (xv) the impact of geopolitical activity on the economy, changes in government regulations such as income taxes, climate control initiatives, the timing or strength of an economic recovery in the Company's markets and the Company's ability to access capital markets, (xvi) the fact that unanticipated increases in raw material prices or disruptions in supply could increase production costs and adversely affect the Company's profitability, (xvii) the fact that the Company's Chairman controls a majority of the Company's combined voting power, and may have, or may develop in the future, interests that may diverge from yours, (xviii) material weaknesses in the Company's internal control over financial reporting that could have an adverse effect on the Company's business and common stock price, and (xix) the fact that future sales of large blocks of the Company's common stock may adversely impact the Company's stock price. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual and Quarterly Reports on Form 10-K and Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

CONTACT:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com